Exhibit 4.C
EL PASO CORPORATION
as Issuer
and
HSBC BANK USA, NATIONAL ASSOCIATION
as Trustee
ELEVENTH SUPPLEMENTAL INDENTURE
Dated as of      , 2006
to
INDENTURE
Dated as of May 10, 1999
Reopening of 7.750% Medium Term Notes

TABLE OF CONTENTS

Page
ARTICLE 1 Relation to Indenture; Definitions	2
SECTION 1.01. Relation to Indenture, January 2001 Board Resolutions and January 2002 Officer’s Certificate	2
SECTION 1.02. Definitions	2
SECTION 1.03. General References	2

ARTICLE 2 The Additional Medium Term Notes	2
SECTION 2.01. The Form and Terms of the Additional Medium Term Notes	2
SECTION 2.02. Amount of Additional Medium Term Notes	2

ARTICLE 3 Miscellaneous	3
SECTION 3.01. Certain Trustee Matters	3
SECTION 3.02. Continued Effect	3
SECTION 3.03. Governing Law	3
SECTION 3.04. Counterparts	3

     ELEVENTH SUPPLEMENTAL INDENTURE, dated as of      , 2006 (this “Supplemental Indenture”), between EL PASO CORPORATION, a Delaware corporation (the “Company”), and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, as successor-in-interest to JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as trustee under the Indenture referred to below (in such capacity, the “Trustee”).
RECITALS OF THE COMPANY
     WHEREAS, the Company and the Trustee are parties to an Indenture dated as of May 10, 1999 (the “Original Indenture”), such Original Indenture, as amended and supplemented from time to time (including without limitation pursuant to this Supplemental Indenture), being referred to herein as the “Indenture;” and
     WHEREAS, on January 11, 2002, the Company issued $1,100,000,000 aggregate principal amount of its 7.750% Medium Term Notes, CUSIP No. 28368E AE 6 (the “Original Medium Term Notes”), pursuant to and in accordance with (i) the Indenture, (ii) the resolutions of the Company’s board of directors (the “Board of Directors”) adopted pursuant to a unanimous written consent of the Board of Directors dated as of January 29, 2001 (the “January 2001 Board Resolutions”) and (iii) the Officer’s Certificate of the Company dated as of January 11, 2002 (the “January 2002 Officer’s Certificate”), setting forth the terms and provisions of the Original Medium Term Notes (including the form of note certificate therefor); and
     WHEREAS, Section 301 of the Indenture provides that all Securities of any one series need not be issued at the same time and that a series of Securities may be reopened, without the consent of the Holders, for increases in the aggregate principal amount of such series of Securities and issuances of additional Securities of such series; and
     WHEREAS, in connection with the consummation of the exchange offers contemplated by the Company’s Registration Statement on Form S-4 (Registration No. 333-   ) (including the prospectus dated      , 2006 and forming a part thereof), in exchange for the surrender of the Company’s outstanding 7.75% Senior Notes due 2032 and the Company’s outstanding 7.75% Senior Debentures due October 15, 2035, the Company desires to issue up to $150,000,000 in additional aggregate principal amount of notes (the “Additional Medium Term Notes” and collectively with the Original Medium Term Notes, the “Medium Term Notes”) having substantially the same terms as, having the same CUSIP number as, to be issued using substantially the same form of note certificate as, and constituting a part of the same series as, the Original Medium Term Notes; and
     WHEREAS, pursuant to Section 901 of the Indenture, without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture to establish the form or terms of securities of any series as permitted by Sections 201 and 301 of the Indenture; and
     WHEREAS, all action on the part of the Company necessary to authorize the issuance of the Additional Medium Term Notes under the Original Indenture, the January 2001 Board Resolutions, the January 2002 Officer’s Certificate and this Supplemental Indenture has been duly taken; and
     WHEREAS, all acts and things necessary to make the Additional Medium Term Notes, when executed by the Company and authenticated and delivered by the Trustee as provided in the Indenture, the valid and binding obligations of the Company and to make this Supplemental Indenture a valid and binding agreement in accordance with the Original Indenture have been done or performed;
     NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Medium Term Notes, as follows:

ARTICLE 1
Relation to Indenture; Definitions
     SECTION 1.01. Relation to Indenture, January 2001 Board Resolutions and January 2002 Officer’s Certificate.
     With respect to the Medium Term Notes, this Supplemental Indenture constitutes an integral part of the Indenture and shall also constitute an amendment and supplement to the January 2001 Board Resolutions and the January 2002 Officer’s Certificate.
     SECTION 1.02. Definitions.
     For all purposes of this Supplemental Indenture, except as otherwise expressly provided herein, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Original Indenture, the January 2001 Board Resolutions or the January 2002 Officer’s Certificate, as appropriate.
     SECTION 1.03. General References.
     All references in this Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and the terms “herein”, “hereof”, “hereunder” and any other word of similar import refers to this Supplemental Indenture.
ARTICLE 2
The Additional Medium Term Notes
     SECTION 2.01. The Form and Terms of the Additional Medium Term Notes.
     Notwithstanding anything to the contrary set forth in the Original Indenture, the Additional Medium Term Notes shall be issued in substantially the form of the form of Medium Term Note attached to the January 2002 Officer’s Certificate, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the Company may deem appropriate or as may be required or appropriate to comply with any laws or with any rules made pursuant thereto or with the rules of any securities exchange or automated quotation system on which the Medium Term Notes may be listed or traded, or to conform to general usage, or as may, consistently with the Indenture, be determined by the officers executing such Additional Medium Term Notes, as evidenced by their execution thereof.
     Pursuant to and in accordance with the terms and provisions of the Indenture (including without limitation Section 301 thereof), (i) the Additional Medium Term Notes shall have substantially the same terms as, shall have the same CUSIP number as, and shall constitute a part of the same series as, the Original Medium Term Notes and (ii) the Company’s issuance of the Additional Medium Term Notes shall constitute a reopening of the Medium Term Notes. Except as otherwise provided herein, the Additional Medium Term Notes shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture as supplemented by the January 2001 Board Resolutions, the January 2002 Officer’s Certificate (including the form of Medium Term Note attached thereto (the terms of which are incorporated in and made a part of this Supplemental Indenture for all intents and purposes)) and this Supplemental Indenture. In the event of any inconsistency between the provisions of this Supplemental Indenture and the provisions of the Original Indenture, the provisions of this Supplemental Indenture shall be controlling with respect to the Medium Term Notes.
     SECTION 2.02. Amount of Additional Medium Term Notes.
     Without limiting the aggregate principal amount of any series of Securities (including without limitation the Medium Term Notes), the aggregate principal amount of Additional Medium Term Notes which may be authenticated and delivered pursuant hereto is $150,000,000. The Trustee shall initially authenticate and deliver Additional Medium Term Notes for original issue in an initial aggregate principal amount of $150,000,000 upon delivery to the Trustee of a Company Order for the authentication and delivery of such Securities.

2

ARTICLE 3
Miscellaneous
     SECTION 3.01. Certain Trustee Matters.
     The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.
     The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or the Additional Medium Term Notes or the proper authorization or the due execution hereof or thereof by the Company.
     SECTION 3.02. Continued Effect.
     Except as expressly supplemented and amended by this Supplemental Indenture, the Original Indenture (as supplemented and amended to date) shall continue in full force and effect in accordance with the provisions thereof, and the Original Indenture (as so supplemented and amended, and as further supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.
     SECTION 3.03. Governing Law.
     This Supplemental Indenture and the Additional Medium Term Notes shall be governed by and construed in accordance with the laws of the State of New York.
     SECTION 3.04. Counterparts.
     This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
(Signature Pages Follow)

3

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered, all as of the day and year first above written.

EL PASO CORPORATION

By:

Name:

Title:

HSBC BANK USA, NATIONAL ASSOCIATION as Trustee

By:

Authorized Signatory